SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 21, 2001
 ................................................................................
                Date of Report (Date of earliest event reported)


                         Reality Wireless Networks, Inc.
                                      F/K/A
                           Dicom Imaging Systems, Inc.
 ................................................................................
             (Exact name of registrant as specified in its charter)

          Nevada                       000-26369                88-0422026
 ................................................................................
        (State or                     (Commission             (IRS Employer
 other jurisdiction of                File Number)         Identification No.)
     incorporation)


          4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006
 ................................................................................
               (Address of principal executive offices) (Zip Code)

                                 (408) 379-1716
 ................................................................................
               Registrant's telephone number, including area code


                           Dicom Imaging Systems, Inc.
     #201 - 15047 Marine Drive White Rock, British Columbia, Canada V4B 1C5
 ................................................................................
         (Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant

         KPMG LLP ("KPMG") was previously the principal accountants for Dicom Imaging Systems, Inc. ("Dicom" or the "Company"). On December 6, 2001, that firm resigned and Malone & Bailey, PLLC ("Malone & Bailey") was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

         In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent interim period through May 30, 2001, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. It should be noted that KPMG was not involved in any manner whatsoever in the Company's filing of the June 30, 2001 and September 30, 2001 Form 10-Qs.

         KPMG LLPs auditors' report on the consolidated financial statements of Dicom and subsidiaries as of and for the years ended December 31, 2000 and 1999, contained a separate paragraph stating that "the Company has suffered recurring losses and negative cash flows from operations and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Malone & Bailey was not consulted prior to their engagement on the application of any accounting principles or the type of audit opinion that might be rendered.

         The Company has requested that KPMG furnish the Securities and Exchange Commission ("SEC") with a letter stating: "We have read Item 4 of Form 8-K dated December 11, 2001, of Dicom Imaging Systems, Inc. and are in agreement with the statements contained in paragraphs one, two and three of Item 4." KPMG, however, requested that the Company not file a form of that letter as an exhibit to this Current Report on Form 8-K.

Item 5. Other Events and Regulation FD Disclosure.

CHANGE OF NAME

         On December 7, 2001 the Company filed with the Nevada Secretary of State an amendment the Company's Articles of Incorporation to effect a change of its name from "Dicom Imaging Systems, Inc." to "Reality Wireless Networks, Inc." (the "Name Change"). The Company's Board of Directors and the holders of a majority of the outstanding shares of Common Stock approved the Name Change. The Name Change will take effect on the Over-the-Counter Bulletin Board, the primary market on which the Company's securities are listed for trading, at the opening of business, on December 19, 2001. Additionally, the Company's ticker symbol will change from "DCIM" to "RWNI."


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
         The Company's new name, "Reality Wireless Networks, Inc.", is not to be confused with "Reality Networks, Inc.", a Delaware corporation. Reality Networks, Inc., is a party to that certain Share Exchange Agreement (the "Share Exchange Agreement") entered into on November 7, 2001, by and among the Company, Reality Networks, Inc., a Delaware corporation, and the shareholders of Reality Networks, Inc. and Torchmark Holding Ltd. ("Torchmark") and certain affiliates of Torchmark.

         Closing and effectiveness of the Share Exchange Agreement is subject to, among other things, the filing by the Company of a definitive information statement on Securities and Exchange Commission Schedule 14C and customary closing conditions.

REVERSE STOCK SPLIT

         On November 20, 2001, the Company's board of directors recommended that the stockholders approve a 1-for-27 reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common"). On November 21, 2001, the holder of a majority of the outstanding shares of Common Stock approved the Reverse Split. The Reverse Split will be effective as of December 19, 2001 (the "Effective Date").

         Pursuant to the Reverse Split, each 27 shares of Existing Common outstanding at the close of business on December 18, 2001 (the "Record Date") will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $0.01 per share ("New Common").

         The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, all shares of Common Stock underlying various convertible securities of the Company and the exercise price per share, will be proportionately adjusted.

         As of the Record Date, there were 26,632,653 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote. The direct result of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 26,632,653 shares of Existing Common to approximately 986,395 shares of New Common. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

         The primary reason for the Reverse Split is to decrease the public float of the Company's Common Stock, which the Company believes will, in turn, increase the liquidity of the Company's Common Stock. The Company has a relatively large number of shares of Common Stock outstanding in light of its current capitalization structure. As a result, the Company believes that the


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
price for a share of its Common Stock is lower than it would be if it reduced the number of shares of its Common Stock that are outstanding. Although there can be no assurance that the price per share of the Company's Common Stock will increase following the contemplated reverse stock split, or that any increase in the price will be proportional to the decrease in outstanding shares, any increase in our price may increase the liquidity of the Company's Common Stock because the Company believes that an increase in its stock price will increase demand for its stock. The price of the Company's Common Stock is currently at a level that may cause potential investors to view an investment in the Company as unduly speculative. Therefore, any increase in the price for the Company's Common Stock may make shares of our Common Stock more attractive to potential investors who associate higher stock prices with stability.

         Any increase in liquidity may make it easier for us to conduct future equity offerings and to issue shares of the Company's Common Stock in connection with acquisitions, as potential investors and acquisition candidates may be more favorably inclined to acquire securities for which there is an active trading market.

         The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof (if such holder chooses to do so) for certificates representing the number of shares of the New Common that the stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date, the certificates representing shares of Existing Common will be deemed to represent approximately one twenty-seventh of the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for transfer or exchange with the Company's transfer agent, Pacific Stock Transfer Company. Pacific Stock Transfer Company's address is: 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

         No fractional shares of New Common will be issued and, in lieu thereof, the Company will round up to the nearest whole share any fraction of a share that any stockholder would otherwise receive in the Reverse Split.

         Certificates representing shares of Existing Common retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders who, nevertheless, want new certificates representing shares of New Common may tender their share certificates to the Company's transfer agent for exchange, but should not send their certificates to the Company's transfer agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender.

         Certificates representing shares of Existing Common that contain a restrictive legend and are tendered to the Company's transfer agent for exchange will be exchanged for New Common with the same restrictive legend. As

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
applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

         The receipt of New Common in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Existing Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Reverse Split, a stockholder's holding period for shares of Existing Common will be included in the holding period for the New Common received as a result of the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

NEW DIRECTOR AND OFFICER

         Dr. David Gane, the former sole director and officer of the Company resigned on November 21, 2001. Effective upon the resignation of Dr. Gane, John
R. Eltringham has been elected to act as the sole director of the Company by the holder of a majority of Common Stock of the Company. Mr. Eltringham will also act as the Company's Chief Executive Officer, President, Secretary and Treasurer.

         Going forward, Mr. Eltringham, will handle all affairs for the Company with the primary objective of consummating the Share Exchange Agreement. Closing and effectiveness of the Share Exchange Agreement is subject to, among other things, the filing by the Company of a definitive information statement on SEC
Schedule 14C and customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dicom Imaging Systems, Inc.
(Name of Registrant)



Date:  December 11, 2001         By: /s/ John R. Eltringham
                                     -------------------------------------------
                                     John R. Eltringham, Chief Executive Officer



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